Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated July 9, 2025 except for Note 9 which is dated September 11, 2025 with respect to the audited financial statements of AA Mission Acquisition Corp. II as of June 10, 2025 and for the period from May 20, 2025 (inception) through June 10, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 11, 2025